Exhibit 10.1
                             MODIFICATION AGREEMENT

MODIFICATION AGREEMENT made as of the 29th day of September 2004 to the Unsecured Subordinated Promissory Note and Warrant dated as of July 6, 2004 and the Registration Rights Agreement dated as of July 6, 2004, amended as of August 24, 2004 by and between LONGVIEW FUND L.P., hereinafter referred to as "LONGVIEW" and BRANDPARTNERS GROUP INC., hereinafter referred to as "BRANDPARTNERS" or the "COMPANY".

                              W I T N E S S E T H:


         WHEREAS, BRANDPARTNERS issued to LONGVIEW a $1 million Unsecured Subordinated Promissory Note dated July 6, 2004 and a Common Stock Warrant to purchase 500,000 warrant shares with certain registration rights for the warrant shares pursuant to a Registration Rights Agreement dated July 6, 2004 which Registration Rights Agreement was subsequently amended August 24, 2004 (collectively the "Transaction Documents"); and

         WHEREAS, the COMPANY and LONGVIEW are desirous of modifying the terms of the Transaction Documents.

                  NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:


1. MODIFICATIONS: Effective as of the date hereof, the Transaction Documents shall be modified as follows:

         1.1 CANCELLATION OF ORIGINAL NOTE AND WARRANTS: The $1 Million Unsecured Subordinated Promissory Note issued as of July 6, 2004 by BRANDPARTNERS to LONGVIEW (the "Original Note") and 500,000 common stock purchase warrants and any rights to future warrant shares of the COMPANY issued to LONGVIEW in accord with the Transaction Documents and all rights and obligations associated therewith are canceled and terminated and the Original Note will be marked cancelled and terminated by LONGVIEW and will be returned to BRANDPARTNERS upon execution of the within Agreement.

         1.2 ISSUANCE OF NEW NOTE AND COMMON STOCK: In consideration of the cancellation of the Original Note, BRANDPARTNERS will issue contemporaneously with the execution of the within Agreement a new unsecured subordinated promissory note dated as of September 29, 2004 in the amount of Six Hundred and Twenty Five Thousand Dollars ($625,000) with interest accruing at a rate of twelve (12%) percent per annum (the "New Note") a copy of said note is annexed hereto as EXHIBIT A. Additionally, the Company will issue 750,000 shares of its fully paid non accessible restricted shares of common stock, $0.01 par value



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(the "Securities") for the sum of $375,000 which will be applied as partial payment of the Original Note. The Securities as issued by the Company will have certain registration rights as more fully set forth in the Registration Rights Agreement annexed hereto as EXHIBIT B. The Securities when issued are to contain the following legend in the absence of an effective registration.

                  "THE COMMON STOCK OF BRANDPARTNERS GROUP, INC. (THE "ISSUER") REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION D, PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE OFFERED OR SOLD EXCEPT WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES OR AN APPLICABLE EXEMPTION UNDER THE SECURITIES ACT."


2.       OTHER PROVISIONS.

           2.1 INVESTMENT EXPERIENCE. LONGVIEW is an is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and is an accredited investor as defined in the Securities Act of 1933, as amended (the "Act"). LONVIEW also represents it has not been organized for the purpose of acquiring the Securities.

         2.2 LIMITATIONS ON DISPOSITION. Without in any way limiting the representations made by LONGVIEW herein or heretofore, LONGVIEW agrees that it will not make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the within Section, and:

(a) There is in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The party wishing to make the disposition shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if requested by the Company, shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances or unless required by a transfer agent.

Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by LONGVIEW, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original investor hereunder.



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         2.3 COMPANY REPRESENTATIONS. The Company represents to LONGVIEW that there have been no material adverse changes in the Company's public disclosures since the filing of the Company's most recent Form 10-QSB with the Securities and Exchange Commission and that the Board of Directors of the Company has authorized and approved the within issuance of securities and Agreement and exhibits thereto. The Company further represents that it has taken the necessary corporate action to authorize the within cancellation of the Old Note and warrants and the issuance of the New Note and Securities as provided for herein.



        2.4 MISCELLANEOUS. This Agreement shall be governed by the laws of the State of New York, and may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one and the same agreement. All notices under this Agreement shall be in accord with the provisions as set forth in the note annexed hereto as Exhibit A. The terms of this Agreement and New Note may only be modified upon mutual agreement of the partied in writing.



         IN WITNESS WHEREOF, the parties have set their hands and seals on the day, month and year first above written.

                                            LONGVIEW FUND, L.P.


                                        By: ____________________________________



                                            BRANDPARTNERS GROUP, INC.


                                       By: ____________________________________







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